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- ---------------------------------------------------------------------


                     AGREEMENT AND PLAN OF MERGER



                             by and among


                     FOURTH FINANCIAL CORPORATION,
                         a Kansas corporation,




                                  and


                      BOATMEN'S BANCSHARES, INC.,
                        a Missouri corporation,



                                  and


                        ACQUISITION SUB, INC.,
                         a Kansas corporation,




                        Dated August 25, 1995.


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- ---------------------------------------------------------------------

                           TABLE OF CONTENTS
                           -----------------

                                                                   Page
                                                                   ----

ARTICLE ONE           TERMS OF THE MERGER AND CLOSING . . . . . . .   1
     Section 1.01.  Merger. . . . . . . . . . . . . . . . . . . . .   1
     Section 1.02.  Merging Corporation . . . . . . . . . . . . . .   1
     Section 1.03.  Surviving Corporation . . . . . . . . . . . . .   1
     Section 1.04.  Effect of the Merger. . . . . . . . . . . . . .   1
     Section 1.05.  Conversion of Fourth Common . . . . . . . . . .   1
     Section 1.06.  Conversion of Fourth Preferred. . . . . . . . .   2
     Section 1.07.  Share Adjustments . . . . . . . . . . . . . . .   2
     Section 1.08.  Closing . . . . . . . . . . . . . . . . . . . .   3
     Section 1.09.  Exchange Procedures; Surrender of
                      Certificates. . . . . . . . . . . . . . . . .   3
     Section 1.10.  Closing Date. . . . . . . . . . . . . . . . . .   4
     Section 1.11.  Closing Deliveries. . . . . . . . . . . . . . .   4

ARTICLE TWO           REPRESENTATIONS OF FOURTH . . . . . . . . . .   5
     Section 2.01.  Organization and Capital Stock. . . . . . . . .   5
     Section 2.02.  Authorization; No Defaults. . . . . . . . . . .   6
     Section 2.03.  Subsidiaries. . . . . . . . . . . . . . . . . .   6
     Section 2.04.  Financial Information . . . . . . . . . . . . .   6
     Section 2.05.  Absence of Changes. . . . . . . . . . . . . . .   7
     Section 2.06.  Regulatory Enforcement Matters. . . . . . . . .   7
     Section 2.07.  Tax Matters . . . . . . . . . . . . . . . . . .   7
     Section 2.08.  Litigation. . . . . . . . . . . . . . . . . . .   8
     Section 2.09.  Employment Agreements . . . . . . . . . . . . .   8
     Section 2.10.  Reports . . . . . . . . . . . . . . . . . . . .   9
     Section 2.11.  Loan Portfolio. . . . . . . . . . . . . . . . .   9
     Section 2.12.  Investment Portfolio. . . . . . . . . . . . . .   9
     Section 2.13.  Interest Rate Risk Management
                      Instruments . . . . . . . . . . . . . . . . .   9
     Section 2.14.  Employee Matters and ERISA. . . . . . . . . . .  10
     Section 2.15.  Title to Properties; Insurance. . . . . . . . .  11
     Section 2.16.  Environmental Matters . . . . . . . . . . . . .  11
     Section 2.17.  Compliance with Law . . . . . . . . . . . . . .  12
     Section 2.18.  Brokerage . . . . . . . . . . . . . . . . . . .  12
     Section 2.19.  Non-Banking Activities of Fourth and its
                      Subsidiaries. . . . . . . . . . . . . . . . .  12
     Section 2.20.  Trust Administration. . . . . . . . . . . . . .  12
     Section 2.21.  State Takeover Laws . . . . . . . . . . . . . .  13
     Section 2.22.  Pooling of Interests; Tax-Free
                      Reorganization. . . . . . . . . . . . . . . .  13
     Section 2.23.  Certain Contracts . . . . . . . . . . . . . . .  13
     Section 2.24.  No Undisclosed Liabilities. . . . . . . . . . .  13
     Section 2.25.  Fair Lending; Community Reinvestment
                      Act . . . . . . . . . . . . . . . . . . . . .  13
     Section 2.26.  Statements True and Correct . . . . . . . . . .  13


                                    i

ARTICLE THREE         REPRESENTATIONS OF BOATMEN'S AND
                      ACQUISITION SUB . . . . . . . . . . . . . . .  14
     Section 3.01.  Organization and Capital Stock. . . . . . . . .  14
     Section 3.02.  Authorization . . . . . . . . . . . . . . . . .  15
     Section 3.03.  Subsidiaries. . . . . . . . . . . . . . . . . .  15
     Section 3.04.  Financial Information . . . . . . . . . . . . .  15
     Section 3.05.  Absence of Changes. . . . . . . . . . . . . . .  16
     Section 3.06.  Litigation. . . . . . . . . . . . . . . . . . .  16
     Section 3.07.  Reports . . . . . . . . . . . . . . . . . . . .  16
     Section 3.08.  Compliance With Law . . . . . . . . . . . . . .  16
     Section 3.09.  Pooling of Interests; Tax-Free
                      Reorganization. . . . . . . . . . . . . . . .  16
     Section 3.10.  Tax Matters . . . . . . . . . . . . . . . . . .  16
     Section 3.11.  Interest Rate Risk Management
                      Instruments . . . . . . . . . . . . . . . . .  17
     Section 3.12.  Brokerage . . . . . . . . . . . . . . . . . . .  17
     Section 3.13.  Non-Banking Activities of Boatmen's and
                      its Subsidiaries. . . . . . . . . . . . . . .  17
     Section 3.14.  State Takeover Laws . . . . . . . . . . . . . .  17
     Section 3.15.  Fair Lending; Community Reinvestment Act. . . .  17
     Section 3.16.  Knowledge as to Certain Conditions.   . . . . .  17
     Section 3.17.  Regulatory Enforcement Matters. . . . . . . . .  17
     Section 3.18.  Statements True and Correct . . . . . . . . . .  18

ARTICLE FOUR          AGREEMENTS OF FOURTH. . . . . . . . . . . . .  18
     Section 4.01.  Business in Ordinary Course . . . . . . . . . .  18
     Section 4.02.  Breaches. . . . . . . . . . . . . . . . . . . .  21
     Section 4.03.  Submission to Shareholders. . . . . . . . . . .  21
     Section 4.04.  Consents to Contracts and Leases. . . . . . . .  21
     Section 4.05.  Consummation of Agreement . . . . . . . . . . .  21
     Section 4.06.  Environmental Reports . . . . . . . . . . . . .  21
     Section 4.07.  Restriction on Resales. . . . . . . . . . . . .  22
     Section 4.08.  Subsidiary Bank Mergers . . . . . . . . . . . .  22
     Section 4.09.  Access to Information . . . . . . . . . . . . .  22

ARTICLE FIVE          AGREEMENTS OF BOATMEN'S AND
                      ACQUISITION SUB . . . . . . . . . . . . . . .  23
     Section 5.01.  Regulatory Approvals and Registration
                      Statement; Submission to Shareholders . . . .  23
     Section 5.02.  Breaches. . . . . . . . . . . . . . . . . . . .  24
     Section 5.03.  Consummation of Agreement . . . . . . . . . . .  24
     Section 5.04.  Stock Options . . . . . . . . . . . . . . . . .  24
     Section 5.05.  Directors and Officers' Liability
                      Insurance and Indemnification . . . . . . . .  25
     Section 5.06.  Employee Benefits . . . . . . . . . . . . . . .  25
     Section 5.07.  Board Composition . . . . . . . . . . . . . . .  26
     Section 5.08.  Other Agreements. . . . . . . . . . . . . . . .  26
     Section 5.09.  Access to Information . . . . . . . . . . . . .  26


                                    ii

ARTICLE SIX           CONDITIONS PRECEDENT TO THE MERGER. . . . . .  26
     Section 6.01.  Conditions to Boatmen's Obligations . . . . . .  27
     Section 6.02.  Conditions to Fourth's Obligations. . . . . . .  28

ARTICLE SEVEN         TERMINATION OR ABANDONMENT. . . . . . . . . .  29
     Section 7.01.  Mutual Agreement. . . . . . . . . . . . . . . .  29
     Section 7.02.  Breach of Agreements. . . . . . . . . . . . . .  29
     Section 7.03.  Environmental Reports . . . . . . . . . . . . .  30
     Section 7.04.  Failure of Conditions . . . . . . . . . . . . .  30
     Section 7.05.  Regulatory Approval Denial. . . . . . . . . . .  30
     Section 7.06.  Shareholder Approval Denial . . . . . . . . . .  30
     Section 7.07.  Regulatory Enforcement Matters. . . . . . . . .  30
     Section 7.08.  Termination Date. . . . . . . . . . . . . . . .  30
     Section 7.09.  Due Diligence Review. . . . . . . . . . . . . .  30
     Section 7.10.  Fourth Option Agreement . . . . . . . . . . . .  31

ARTICLE EIGHT         GENERAL . . . . . . . . . . . . . . . . . . .  31
     Section 8.01.  Confidential Information. . . . . . . . . . . .  31
     Section 8.02.  Publicity . . . . . . . . . . . . . . . . . . .  31
     Section 8.03.  Return of Documents . . . . . . . . . . . . . .  31
     Section 8.04.  Notices . . . . . . . . . . . . . . . . . . . .  31
     Section 8.05.  Liabilities . . . . . . . . . . . . . . . . . .  32
     Section 8.06.  Nonsurvival of Representations,
                      Warranties and Agreements . . . . . . . . . .  33
     Section 8.07.  Entire Agreement. . . . . . . . . . . . . . . .  33
     Section 8.08.  Headings and Captions . . . . . . . . . . . . .  33
     Section 8.09.  Waiver, Amendment or Modification . . . . . . .  33
     Section 8.10.  Rules of Construction . . . . . . . . . . . . .  33
     Section 8.11.  Counterparts. . . . . . . . . . . . . . . . . .  33
     Section 8.12.  Successors and Assigns. . . . . . . . . . . . .  33
     Section 8.13.  Severability. . . . . . . . . . . . . . . . . .  34
     Section 8.14.  Governing Law; Assignment . . . . . . . . . . .  34
     Section 8.15.  Definition of Material Adverse Effect . . . . .  34

EXHIBIT 4.07    - Form of Affiliate's Letter

                     AGREEMENT AND PLAN OF MERGER
                     ----------------------------


     This is an AGREEMENT AND PLAN OF MERGER (this "Agreement") made August 25, 1995, by and among FOURTH FINANCIAL CORPORATION, a Kansas corporation ("Fourth"), BOATMEN'S BANCSHARES, INC., a Missouri corporation ("Boatmen's"), and ACQUISITION SUB, INC., a Kansas corporation and wholly-owned subsidiary of Boatmen's ("Acquisition Sub").

     In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows.


                              ARTICLE ONE
                              -----------

                    TERMS OF THE MERGER AND CLOSING
                    -------------------------------

     SECTION 1.01.  MERGER.  Pursuant to the terms and provisions
     ------------   ------
of this Agreement and the General Corporation Code of Kansas (the
"Corporate Law"), Fourth shall merge with and into Acquisition Sub
(the "Merger").

     SECTION 1.02.  MERGING CORPORATION.  Fourth shall be the
     ------------   -------------------
merging corporation under the Merger and its corporate identity and existence, separate and apart from Acquisition Sub, shall cease on consummation of the Merger.

     SECTION 1.03.  SURVIVING CORPORATION.  Acquisition Sub shall
     ------------   ---------------------
be the surviving corporation in the Merger. No changes in the articles of incorporation of Acquisition Sub shall be effected by the Merger.

     SECTION 1.04.  EFFECT OF THE MERGER.  The Merger shall have
     ------------   --------------------
all of the effects provided by this Agreement and the Corporate
Law.

     SECTION 1.05.  CONVERSION OF FOURTH COMMON.
     ------------   ---------------------------

     (a) At the Effective Time (as defined in Section 1.10 hereof), each share of common stock, par value $5.00 per share, of Fourth (the "Fourth Common") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one
(1) share of common stock, par value $1.00 per share, of Boatmen's (together with any rights attached thereto under or by virtue of the Rights Agreement, dated August 14, 1990, as amended, between Boatmen's and the Rights Agent named therein, prior to the Distribution Date (as defined in the Rights Agreement), the "Boatmen's Common"). The shares of Boatmen's Common to be issued pursuant to the foregoing sentence, together with any cash payment in lieu of fractional shares, as provided below, is referred to herein as the "Common Merger Consideration." No fractional shares of Boatmen's Common shall be issued and, in lieu thereof, holders of shares of Fourth Common who would otherwise be entitled to a fractional share interest (after taking into account all shares of Fourth Common held by such holder) shall be paid an amount in cash equal to the product of such fractional share interest and the closing price of a share of Boatmen's Common on the Nasdaq Stock Market's National Market ("Nasdaq") on the business day immediately preceding the date on which the Effective Time occurs.

     (b) At the Effective Time, all of the shares of Fourth Common, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Fourth Common (the "Common Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the Common Merger Consideration upon the surrender of such Common Certificate or Common Certificates in accordance with Section
1.09 hereof.

     (c) At the Effective Time, each share of Fourth Common, if any, held in the treasury of Fourth or by any direct or indirect subsidiary of Fourth (other than shares held in trust accounts for the benefit of others or in other fiduciary, nominee or similar capacities and shares held by Fourth or any of its subsidiaries in respect of a debt previously contracted) immediately prior to the Effective Time shall be canceled.

     (d) Each share of common stock, par value $1.00 per share, of Acquisition Sub outstanding immediately prior to the Effective Time shall remain outstanding unaffected by the Merger.

     SECTION 1.06.  CONVERSION OF FOURTH PREFERRED.
     ------------   ------------------------------

     (a) At the Effective Time, each share of Class A 7% Cumulative Convertible Preferred Stock, par value $100 per share, liquidation preference $400 per share, of Fourth (the "Fourth Preferred"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) share of 7% cumulative convertible preferred stock, par value $100 per share, liquidation preference $400 per share, of Boatmen's (the "Boatmen's Preferred")(and, as a result, each depositary share representing a one-sixteenth (1/16) interest in a share of Fourth Preferred shall be converted into the right to receive a one-sixteenth (1/16) share of Boatmen's Preferred). The terms of the Boatmen's Preferred shall be substantially the same as the terms of the Fourth
Preferred (with such stock being convertible at the same conversion price into the number of shares of Boatmen's Common included in the Common Merger Consideration). The shares of Boatmen's Preferred to be issued pursuant to the foregoing sentence are referred to herein as the "Preferred Merger Consideration"; the Common Merger Consideration and the Preferred Merger Consideration are referred to herein collectively as the "Merger Consideration."

     (b) At the Effective Time, all of the shares of Fourth Preferred, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Fourth Preferred ("Preferred Certificates"; the Common Certificates and the Preferred Certificates are referred to herein collectively as the "Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the Preferred Merger Consideration upon the surrender of such Preferred Certificate or Preferred Certificates in accordance with Section 1.09 hereof.

     (c) At the Effective Time, any deposit agreements pursuant to which shares of Fourth Preferred are held subject to depositary receipts shall automatically, and without further action on the part of Boatmen's or Acquisition Sub, be assumed by Acquisition Sub.

     SECTION 1.07.  SHARE ADJUSTMENTS.  If between the date hereof
     ------------   -----------------
and the Effective Time a share of Boatmen's Common shall be changed into a different number of shares of Boatmen's Common or a different class of shares (a "Share Adjustment") by reason of reclassification, recapitalization, splitup, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Boatmen's Common into which a share of Fourth Common shall be converted pursuant to Section 1.05(a) hereof shall be appropriately and proportionately adjusted so that each shareholder of Fourth shall be entitled to receive such number of shares of Boatmen's Common as such shareholder would have received pursuant to such Share Adjustment had the record date therefor been immediately following the Effective Time of the Merger.

     SECTION 1.08.  CLOSING.  The closing of the Merger (the
     ------------   -------
"Closing") shall take place at a location mutually agreeable to the parties at 10:00 A.M. Central Time on the Closing Date described in
Section 1.10 hereof.

     SECTION 1.09.  EXCHANGE PROCEDURES; SURRENDER OF CERTIFICATES.
     ------------   ----------------------------------------------

     (a) Boatmen's Trust Company shall act as Exchange Agent in the Merger (the "Exchange Agent").

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Boatmen's may reasonably specify) (each such letter, the "Merger Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor solely the Merger Consideration. No interest on the Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates. If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer taxes or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     (c) Notwithstanding anything to the contrary contained herein, no Common Merger Consideration shall be delivered to a person who is an "affiliate" (as such term is used in Section 4.07 hereof) of Fourth unless such "affiliate" shall have theretofore executed and delivered to Boatmen's the agreement referred to in Section 4.07 hereof.

     (d) No dividends that are otherwise payable on shares of Boatmen's Common constituting the Merger Consideration shall be paid after the sixtieth (60th) day after the Closing Date to persons entitled to receive such shares of Boatmen's Common until such persons surrender their Certificates in exchange for shares of such Boatmen's Common. Upon such surrender, there shall be paid to the person in whose name the shares of Boatmen's Common shall be issued any dividends which shall have become payable with respect to such shares of Boatmen's Common (without interest and less the amount of taxes, if any, which may have been imposed thereon), between the sixtieth (60th) day after the Closing Date and the time of such surrender.

     (e) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Boatmen's in its sole discretion, the posting by such person of a bond in such amount as Boatmen's may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

     (f) Notwithstanding anything in this Agreement to the contrary, for a period of ninety (90) days after the Closing Date holders of Common Certificates representing shares of Fourth Common shall be entitled to vote as holders of shares of Boatmen's Common notwithstanding that such Common Certificates shall not have been exchanged for shares of Boatmen's Common as provided in this
Section 1.09.

     SECTION 1.10.  CLOSING DATE.  At Boatmen's election, the
     ------------   ------------
Closing shall take place on (i) the last business day of, or
(ii) the first business day of the month following, in each case, the month during which each of the conditions in Sections 6.01(d) and 6.02(d) hereof is satisfied or waived by the appropriate party or on such other date after such satisfaction or waiver as Fourth and Boatmen's may agree (the "Closing Date"). The Merger shall be effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Kansas (the "Effective Time"), which the parties shall use their best efforts to cause to occur on the Closing Date.

     SECTION 1.11.  CLOSING DELIVERIES.
     ------------   ------------------

     (a) At the Closing, Fourth shall deliver to Boatmen's and Acquisition Sub:

           (i) a certified copy of the Restated Articles of Incorporation of Fourth and each of its subsidiaries;

          (ii) a Certificate signed by an appropriate officer of Fourth stating that, to the best knowledge of such officer, all of the conditions set forth in Sections 6.01(a) and 6.01(b) hereof have been satisfied or waived as provided therein;

         (iii)  a certified copy of the resolutions of Fourth's
     Board of Directors and shareholders, as required for valid approval of the execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby;

          (iv) Certificate of the Kansas Secretary of State, dated a recent date, stating that Fourth is in good standing; and

           (v) Certificate of Merger executed by Fourth, reflecting the terms and provisions of this Agreement and in proper form for filing with the Secretary of State of the State of Kansas in order to cause the Merger to become effective pursuant to the Corporate Law.

     (b) At the Closing, Boatmen's and Acquisition Sub shall deliver to Fourth:

           (i) a Certificate signed by an appropriate officer of Boatmen's and Acquisition Sub, to the best knowledge of such officer, stating that all of the conditions set forth in Sections 6.02(a), 6.02(b) and 6.02(d) hereof (but excluding the approval of Fourth's shareholders) have been satisfied;

          (ii)  a certified copy of the resolutions of Boatmen's
     Board of Directors and shareholders, as required for valid approval of the execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby; and

         (iii) a certified copy of the resolutions of Acquisition Sub's Board of Directors and shareholder, as required for valid approval of the execution of this Agreement and the consummation of the transactions contemplated hereby.


                              ARTICLE TWO
                              -----------

                       REPRESENTATIONS OF FOURTH
                       -------------------------

     Fourth hereby makes the following representations and warranties:

     SECTION 2.01.  ORGANIZATION AND CAPITAL STOCK.
     ------------   ------------------------------

     (a) Fourth is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted. Fourth is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "B.H.C.A.").

     (b)  The authorized capital stock of Fourth consists of
(i) 50,000,000 shares of Fourth Common, of which, as of the date hereof, 27,626,660 shares are issued, 2,009 are held as treasury shares, and 27,624,651 are issued and outstanding, (ii) 250,000 shares of Fourth Preferred, of which, as of the date hereof, 250,000 shares are issued and outstanding, and (iii) 5,000,000 shares of Class B preferred stock, of which, as of the date hereof, no shares are issued and outstanding. All of the issued and outstanding shares of Fourth Common and Fourth Preferred are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of Fourth Common or Fourth Preferred has been issued in violation of any preemptive rights of the current or past shareholders of Fourth. As of the date hereof, Fourth had reserved 1,944,489 shares of Fourth Common for issuance under Fourth's Stock Option Plans (as defined in Section 5.04 hereof) and 3,448,275 shares of Fourth Common for issuance pursuant to the conversion provisions of the Fourth Preferred. As of the date hereof, Fourth had outstanding employee stock options representing the right to acquire not more than 1,700,474 shares of Fourth Common pursuant to the Stock Option Plans.

     (c) Except as set forth in subsection 2.01(b) above and that certain Stock Option Agreement to be entered into between Fourth and Boatmen's (the "Fourth Option Agreement"), there are no shares of capital stock or other equity securities of Fourth outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of Fourth Common or other capital stock of Fourth or contracts, commitments, understandings or arrangements by which Fourth is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     SECTION 2.02.  AUTHORIZATION; NO DEFAULTS.  Fourth's Board of
     ------------   --------------------------
Directors has, by all appropriate action, approved this Agreement and the Merger and authorized the execution hereof and thereof on its behalf by its duly authorized officers and the performance by Fourth of its obligations hereunder. Nothing in the articles of incorporation or bylaws of Fourth, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it or any of its subsidiaries are bound or subject would prohibit Fourth from consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Fourth and constitutes a legal, valid and binding obligation of Fourth, enforceable against Fourth in accordance with its terms and, except for the requisite approval of the shareholders of Fourth, no other corporate acts or proceedings are required to be taken by Fourth to authorize the execution, delivery and performance of this Agreement. Fourth and its subsidiaries are neither in default under nor in violation of any provision of their articles of incorporation or association, as the case may be, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, insurance policy, purchase or other commitment or any other agreement or arrangement, whether written or oral, which default or violation would have a Material Adverse Effect (as defined in Section 8.15 hereof) on Fourth, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default or violation.

     SECTION 2.03.  SUBSIDIARIES.  Each of Fourth's banking
     ------------   ------------
subsidiaries and its other direct or indirect subsidiaries (collectively, the "subsidiaries") the name and jurisdiction of incorporation of which is disclosed in Section 2.03 of that certain confidential writing delivered by Fourth to Boatmen's and executed by both Fourth and Boatmen's concurrently with the delivery and execution of this Agreement (the "Disclosure Schedule"), is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. All of the issued and outstanding shares of capital stock of each such subsidiary (except as may be otherwise specified in Section 2.03 of the Disclosure Schedule) are owned by Fourth or Fourth's subsidiaries, as the case may be, free and clear of all material liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, except for directors' qualifying shares, assessibility under 12 U.S.C. Section 55 and comparable state laws, if applicable, and as may be stated in
Section 2.03 of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any of Fourth's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of Fourth's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except as may be disclosed in Section 2.03 of the Disclosure Schedule, neither Fourth nor any of Fourth's subsidiaries is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

     SECTION 2.04.  FINANCIAL INFORMATION.  The consolidated
     ------------   ---------------------
balance sheets of Fourth and its subsidiaries as of December 31, 1994 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three (3) years ended December 31, 1994, together with the notes thereto, included in Fourth's Form 10-K for the year ended December 31, 1994, as currently on file with the Securities and Exchange
Commission (the "S.E.C."), and the unaudited consolidated balance sheets of Fourth and its subsidiaries as of March 31, 1995 and June 30, 1995 and the related unaudited consolidated income statements and statements of changes in shareholders' equity and cash flows for the three (3) months and six (6) months, respectively, then ended included in Fourth's Quarterly Reports on Form 10-Q for the quarters then ended, as currently on file with the S.E.C., and the year-end and quarterly Reports of Condition and Reports of Income of BANK IV, National Association and BANK IV Oklahoma, National Association (individually, a "Subsidiary Bank"; collectively, the "Subsidiary Banks") for 1994 and June 30, 1995, respectively, as currently on file with the Office of the Comptroller of the Currency (the "O.C.C.") (together, the "Fourth Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein and except for regulatory accounting reporting differences required by the Subsidiary Banks' reports) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of the respective entity and its respective consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

     SECTION 2.05.  ABSENCE OF CHANGES.  Since December 31, 1994,
     ------------   ------------------
there has not been any change in the financial condition, the results of operations or the business of Fourth and its subsidiaries taken as a whole which would have a Material Adverse Effect on Fourth, except as disclosed by Fourth since December 31, 1994 in its periodic reports filed with the S.E.C. under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Since the date of their respective most recent O.C.C. examination report, there has been no change in the financial condition, the results of operations or the business of either of the Subsidiary Banks which would have a Material Adverse Effect on either of the Subsidiary Banks, except as disclosed by such Subsidiary Banks since December 31, 1994 in their respective quarterly Reports of Condition and Reports of Income filed with the O.C.C.

     SECTION 2.06.  REGULATORY ENFORCEMENT MATTERS.  Except as may
     ------------   ------------------------------
be disclosed in Section 2.06 of the Disclosure Schedule, neither Fourth nor any Subsidiary Bank or any other of its subsidiaries is subject or is party to, or has received any notice or advice that it may become subject or party to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been since January 1, 1993, a recipient of any supervisory letter from, or since January 1, 1993, has adopted any board resolutions at the request of, any Regulatory Agency (as defined below in this Section 2.06) that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, a "Regulatory Agreement"), nor has Fourth or any of its subsidiaries been advised since January 1, 1993, by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. As used in this Agreement, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of banks or bank holding companies, or engaged in the insurance of bank deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to Fourth or any of its subsidiaries.

     SECTION 2.07.  TAX MATTERS.
     ------------   -----------

     (a) Each of Fourth and its subsidiaries has filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Except as set forth in Section 2.07(a) of the Disclosure Schedule or except as it may relate to a Tax or Tax liability that Fourth is in good faith contesting, neither Fourth nor its subsidiaries are (a) delinquent in the payment of any Taxes (as defined below in this Section 2.07) shown on such returns or reports or on any written assessments received by it for such Taxes, (b) subject to any agreement extending the period for assessment or collection of any Tax, or (c) a party to any action or proceeding with, nor has any claim been asserted or threatened against any of them by, any governmental authority for assessment or collection of Taxes. Except as set forth in Section 2.07(a) of the Disclosure Schedule, the United States Federal income tax returns of Fourth and its subsidiaries have been examined by the Internal Revenue Service (the "I.R.S.") and any liability with respect thereto has been satisfied for all years to and including 1990, and either no material deficiencies were asserted as a result of such examination for which Fourth does not have adequate reserves or all such deficiencies have been satisfied. The reserve for Taxes in the financial statements of Fourth for the year ended December 31, 1994, is adequate to cover all of the liabilities for Taxes of Fourth and its subsidiaries that may become payable in future years with respect to any transactions consummated prior to December 31, 1994. As used in this Agreement, the term "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or undisputed.

     (b) Except as set forth in Section 2.07(b) of the Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Fourth or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Fourth Employee Plan (as defined in Section 2.14(c) hereof) currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) Except as set forth in Section 2.07(c) of the Disclosure Schedule, Fourth has not been subject to any disallowance of a deduction under Section 162(m) of the Code nor does Fourth reasonably believe that such a disallowance is reasonably likely to be applicable for any tax year of Fourth ended on or before the Closing Date.

     SECTION 2.08.  LITIGATION.  Except as may be disclosed in
     ------------   ----------
Section 2.08 of the Disclosure Schedule, there is no litigation, claim or other proceeding pending or, to the knowledge of Fourth, threatened, against Fourth or any of its subsidiaries, or of which the property of Fourth or any of its subsidiaries is or would be subject, which would have a Material Adverse Effect on Fourth.

     SECTION 2.09.  EMPLOYMENT AGREEMENTS.  Except as may be
     ------------   ---------------------
disclosed in Section 2.09 of the Disclosure Schedule, neither
Fourth nor any of its subsidiaries is a party to or bound by any agreement, arrangement, commitment or contract (whether written or oral) for the employment, election, retention or engagement, or with respect to the severance, of any present or former officer or employee which, by its terms, is not terminable by Fourth or such subsidiary on thirty (30) days written notice or less without the payment of any amount in excess of $25,000 by reason of such termination. A true, accurate and complete list of each such agreement and any and all amendments or supplements thereto is included in Section 2.09 of the Disclosure Schedule.

     SECTION 2.10.  REPORTS.  Except as may be disclosed in
     ------------   -------
Section 2.10 of the Disclosure Schedule, Fourth and each of its subsidiaries has filed all material reports and statements, together with any amendments required to be made with respect thereto, if any, that it was required to file with (i) the Federal Reserve Board, (ii) the O.C.C., (iii) the Federal Deposit Insurance Corporation (the "F.D.I.C."), (iv) the S.E.C., (v) any state securities authorities, (vi) Nasdaq, and (vii) any other Regulatory Agency with jurisdiction over Fourth or any of its subsidiaries.
As of their respective dates, each of such reports and documents, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed.

     SECTION 2.11.  LOAN PORTFOLIO.  Except as may be disclosed in
     ------------   --------------
Section 2.11 of the Disclosure Schedule, (i) the loans and discounts shown on the Fourth Financial Statements or which were entered into after the date of the most recent balance sheet included in the Fourth Financial Statements were and will be made in all material respects in the ordinary course of the business of Fourth and its subsidiaries, and are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity, (ii) the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be, and
(iii) Fourth and its subsidiaries have complied and will prior to the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of such loans.

     SECTION 2.12.  INVESTMENT PORTFOLIO.  All United States
     ------------   --------------------
Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by Fourth or its subsidiaries, as reflected in the latest consolidated balance sheet of Fourth included in the Fourth Financial Statements, are carried in the aggregate at no more than cost adjusted for amortization of premiums and accretion of discounts in accordance with generally accepted accounting principles, specifically including but not limited to FAS 115.

     SECTION 2.13.  INTEREST RATE RISK MANAGEMENT INSTRUMENTS.  All
     ------------   -----------------------------------------
interest rate swaps, caps, floors, option agreements and other interest rate risk management agreements with third parties, whether entered into for the account of Fourth or its subsidiaries or for the account of a customer of Fourth or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Fourth or one of its subsidiaries enforceable in accordance with their terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion), and are in full force and effect. Fourth and each of its subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to

Fourth's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     SECTION 2.14.  EMPLOYEE MATTERS AND ERISA.
     ------------   --------------------------

     (a) Except as may be disclosed in Section 2.14(a) of the Disclosure Schedule, neither Fourth nor any of its subsidiaries has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of Fourth or any of its subsidiaries and to the knowledge of Fourth there is no present effort nor existing proposal to attempt to unionize any group of employees of Fourth or any of its subsidiaries.

     (b) Except as may be disclosed in Section 2.14(b) of the Disclosure Schedule, (i) Fourth and its subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither Fourth nor any of its subsidiaries is engaged in any unfair labor practice, (ii) there is no material unfair labor practice complaint against Fourth or any subsidiary pending or, to the knowledge of Fourth, threatened before the National Labor Relations Board, (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of Fourth, threatened against or directly affecting Fourth or any subsidiary, and (iv) neither Fourth nor any subsidiary has experienced any material work stoppage or other material labor difficulty during the past five (5) years.

     (c) Except as may be disclosed in Section 2.14(c) of the Disclosure Schedule, neither Fourth nor any subsidiary maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees of Fourth or any subsidiary (the "Fourth Employee Plans"). To the knowledge of Fourth, no present or former employee of Fourth or any subsidiary has been charged with breaching nor has breached a fiduciary duty under any of the Fourth Employee Plans. Neither Fourth nor any of its subsidiaries participates in, nor has it in the past five (5) years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of ERISA). Except as may be separately disclosed in Section 2.14(c) of the Disclosure Schedule, neither Fourth nor any subsidiary maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees of Fourth or any subsidiary.

     (d) All liabilities of the Fourth Employee Plans subject to Title IV of ERISA have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices. No actuarial assumptions have been changed since the last written report of actuaries on such Fourth Employee Plans.
All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full to the extent due, subject only to normal retrospective adjustments in the ordinary course. Except as may be noted on the Fourth Financial Statements, Fourth and its subsidiaries have no contingent or actual liabilities under Title IV of ERISA as of December 31, 1994. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code) has ever been incurred with respect to any of the Fourth Employee Plans, whether or not waived. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any of the Fourth Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty

Corporation. No claim is pending or, to the knowledge of Fourth, threatened or imminent with respect to any Fourth Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which Fourth or any of its subsidiaries would be liable after December 31, 1994, except as is reflected on the Fourth Financial Statements. After December 31, 1994, Fourth and its subsidiaries have no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any Fourth Employee Plan. All Fourth Employee Plans have been operated, administered and maintained materially in accordance with the terms thereof and in material compliance with the requirements of all applicable laws, including, without limitation, ERISA.

     (e) Except as may be disclosed in Section 2.14(e) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional acts or events) will (i) result in any material payment (including, without limitation, severance, golden parachute or otherwise) becoming due to any director, officer or employee of Fourth or any of its affiliates from Fourth or any of its affiliates under any Fourth Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Fourth Employee Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

     SECTION 2.15.  TITLE TO PROPERTIES; INSURANCE.  Except as may
     ------------   ------------------------------
be disclosed in Section 2.15 of the Disclosure Schedule, (i) Fourth and its subsidiaries have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the Fourth Financial Statements and easements, rights-of-way, and other restrictions which are not material) to all of their real properties (except Other Real Estate Owned, as such real estate is internally classified on the books of Fourth or its subsidiaries), (ii) all leasehold interests for real property and any material personal property used by Fourth and its subsidiaries in their businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms, (iii) all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of Fourth, threatened with respect to such properties, (iv) Fourth and its subsidiaries have valid title or other ownership rights under licenses to all material intangible personal or intellectual property necessary to conduct the business and operations of Fourth and its subsidiaries as presently conducted, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially adversely interfere with the use of such property, and (v) all material insurable properties owned or held by Fourth and its subsidiaries are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with bank holding companies of similar size.

     SECTION 2.16.  ENVIRONMENTAL MATTERS.
     ------------   ---------------------

     (a) As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which Fourth and its subsidiaries have done business or owned, leased or operated property, including, without limitation, the Federal Resource
Conservation and Recovery Act, the Federal Comprehensive
Environmental Response,

Compensation and Liability Act, the Federal Clean Water Act, the
Federal Clean Air Act, and the Federal Occupational Safety and Health
Act.

     (b) Except as may be disclosed in Section 2.16 of the Disclosure Schedule, neither the conduct nor operation of Fourth or its subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or violated Environmental Laws in any respect material to the business of Fourth and its subsidiaries and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of Fourth and its subsidiaries of Environmental Laws or obligate (or potentially obligate) Fourth or its subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to Fourth and its subsidiaries. Except as may be disclosed in Section 2.16 of the Disclosure Schedule, neither Fourth nor any of its subsidiaries has received any notice from any person or entity that Fourth or its subsidiaries or the operation or condition of any property ever owned, leased or operated by any of them are or were in violation of any Environmental Laws or that any of them are responsible (or potentially responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

     SECTION 2.17.  COMPLIANCE WITH LAW.  Fourth and Subsidiary
     ------------   -------------------
Banks have all material licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

     SECTION 2.18.  BROKERAGE.  Except as may be disclosed in
     ------------   ---------
Section 2.18 of the Disclosure Schedule, there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by Fourth or its subsidiaries.

     SECTION 2.19.  NON-BANKING ACTIVITIES OF FOURTH AND ITS
     ------------   ----------------------------------------
SUBSIDIARIES.  Neither Fourth nor any of its subsidiaries that is
- ------------
neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the B.H.C.A. Without limiting the generality of the foregoing, any equity investment of Fourth and each of its subsidiaries that is not a bank, a bank operating subsidiary or a bank service corporation, is not prohibited by the B.H.C.A.

     SECTION 2.20.  TRUST ADMINISTRATION.  Each Subsidiary Bank and
     ------------   --------------------
each other subsidiary of Fourth which is a trust company or otherwise acts in a fiduciary capacity has properly administered all accounts for which it acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Fourth. Neither Fourth, any subsidiary of Fourth, nor any director, officer or employee of Fourth or any of its subsidiaries acting on behalf of Fourth or any of its subsidiaries, has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct in all material respects and accurately reflect the assets of such fiduciary or agency account, except for such breaches and failures to be true, correct and accurate which would not, individually or in the aggregate, have a Material Adverse Effect on Fourth. There is no investigation or inquiry by any Regulatory Agency pending, or to the knowledge of Fourth, threatened, against or affecting Fourth or any of its subsidiaries relating to the compliance by Fourth or any such subsidiary with sound fiduciary principles and applicable regulations which would have a Material Adverse Effect on Fourth.

     SECTION 2.21.  STATE TAKEOVER LAWS.  The Board of Directors of
     ------------   -------------------
Fourth has approved the transactions contemplated by this Agreement and the Fourth Option Agreement such that Article VIII of the Articles of Incorporation of Fourth and the provisions of KAN.
STAT. ANN. Sections 17-1286 et seq. and 17-12,100 et seq. will not apply to this Agreement or the Fourth Option Agreement or any of the transactions contemplated hereby or thereby.

     SECTION 2.22.  POOLING OF INTERESTS; TAX-FREE REORGANIZATION.
     ------------   ---------------------------------------------
As of the date of this Agreement, Fourth has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes or a tax-free reorganization within the meaning of Section 368(a) of the Code.

     SECTION 2.23.  CERTAIN CONTRACTS.  Except as disclosed in
     ------------   -----------------
Section 2.23 of the Disclosure Schedule or filed or incorporated by reference in periodic reports filed by Fourth with the S.E.C. under the Exchange Act, neither Fourth nor any of its subsidiaries is a party to, or is bound by, (i) any material contract as defined in
Item 601(b)(10) of Regulation S-K of the S.E.C. or any other contract not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of business of Fourth's subsidiaries), (ii) any agreement restricting the nature or geographic scope of any line of business or activity of Fourth or its subsidiaries, or (iii) any agreement, indenture or other instrument relating to the borrowing of money by Fourth or any of its subsidiaries or the guarantee by Fourth or any of its subsidiaries of any such obligation, other than instruments relating to transactions entered into in the ordinary course of business.

     SECTION 2.24.  NO UNDISCLOSED LIABILITIES.  Fourth and its
     ------------   --------------------------
subsidiaries do not have any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Fourth or its subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the Fourth Financial Statements,
(ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of Fourth and its subsidiaries since the date of the most recent balance sheet included in the Fourth Financial Statements, and
(iii) as may be disclosed in Section 2.24 of the Disclosure
Schedule.

     SECTION 2.25.  FAIR LENDING; COMMUNITY REINVESTMENT ACT.  As
     ------------   ----------------------------------------
of the date hereof, with the exception of routine investigation of consumer complaints, neither Fourth nor any of its subsidiaries has been advised by any Regulatory Agency that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. As of the date hereof, each of Fourth's depository institution subsidiaries received a Community Reinvestment Act ("CRA") rating of "1" or "2" in its most recent CRA examination.

     SECTION 2.26.  STATEMENTS TRUE AND CORRECT.  None of the
     ------------   ---------------------------
information supplied or to be supplied by Fourth or its subsidiaries for inclusion in (i) the Registration Statement (as defined in Section 4.05 hereof), (ii) the Joint Proxy Statement/ Prospectus (as defined in Section 4.03 hereof), and (iii) any other documents to be filed with the S.E.C., Nasdaq or any banking or other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective, and, with respect to the Joint Proxy Statement/Prospectus, when first mailed to the shareholders of Boatmen's and Fourth and at the time of the Boatmen's Shareholders' Meeting (as defined in Section 5.01(c) hereof) and the Fourth Shareholders' Meeting (as defined in Section 4.03 hereof), contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that Fourth is responsible for filing with the S.E.C., Nasdaq or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.


                             ARTICLE THREE
                             -------------

           REPRESENTATIONS OF BOATMEN'S AND ACQUISITION SUB
           ------------------------------------------------

     Boatmen's and Acquisition Sub hereby make the following representations and warranties:

     SECTION 3.01.  ORGANIZATION AND CAPITAL STOCK.
     ------------   ------------------------------

     (a) Boatmen's is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Missouri with full corporate power and authority to carry on its business as it is now being conducted. Boatmen's is a bank holding company registered with the Federal Reserve Board under the B.H.C.A. Acquisition Sub is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Kansas with full corporate power and authority to carry on its business as it is now being conducted.

     (b)  The authorized capital stock of Boatmen's consists of
(i) 200,000,000 shares of Boatmen's Common, of which, as of August 23, 1995, 129,350,750 shares were issued and outstanding, and
(ii) 10,300,000 Cumulative Preferred Shares, no par value per share, of which 35,045 shares are designated "7% Cumulative Redeemable Preferred Stock, Series B", $100.00 stated value per share (the "Boatmen's Series B Preferred Stock"), and 2,000,000 shares are designated "Junior Participating Preferred Stock, Series C", no par value per share (the "Boatmen's Series C Preferred Stock"). No shares of the Boatmen's Series C Preferred Stock are issued and outstanding and 11,321 shares of the Boatmen's Series B Preferred Stock were issued and outstanding as of August 23, 1995. All of the issued and outstanding shares of Boatmen's Common and Boatmen's Series B Preferred Stock are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of Boatmen's Common has been issued in violation of any preemptive rights of the current or past shareholders of Boatmen's. As of August 23, 1995, Boatmen's had outstanding options and other rights to acquire not more than 4,911,941 shares of Boatmen's Common and no shares of the Boatmen's Series B Preferred Stock or the Boatmen's Series C Preferred Stock.

     (c) Acquisition Sub has authorized capital of 10,000 shares of common stock, par value one dollar ($1.00) per share (the "Acquisition Sub Common"). As of the date hereof, 1,000 shares of Acquisition Sub Common are issued and outstanding, fully paid and non-assessable and owned by Boatmen's.

     (d) The shares of Boatmen's Common and Boatmen's Preferred that are to be issued to the shareholders of Fourth pursuant to the Merger have been duly authorized and, when so issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and non-assessable, free of preemptive rights with no personal liability attaching to the ownership thereof.

     SECTION 3.02.  AUTHORIZATION.  The Board of Directors of
     ------------   -------------
Boatmen's and the Board of Directors and sole shareholder of Acquisition Sub have, by all appropriate action, approved this Agreement and the Merger and authorized the execution hereof on their behalf by their respective duly authorized officers and the performance by such respective entity of their obligations hereunder. Nothing in the articles of incorporation or bylaws of Boatmen's or Acquisition Sub, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which either of them or any of their subsidiaries are bound or subject would prohibit Boatmen's or Acquisition Sub from entering into and consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Boatmen's and Acquisition Sub and constitutes a legal, valid and binding obligation of Boatmen's and Acquisition Sub, enforceable against Boatmen's and Acquisition Sub in accordance with its terms and, except for the requisite approval of the shareholders of Boatmen's, no other corporate acts or proceedings are required to be taken by Boatmen's or Acquisition Sub to authorize the execution, delivery and performance of this Agreement. Boatmen's and its subsidiaries are neither in default under nor in violation of any provision of their articles of incorporation or association, as the case may be, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, insurance policy, purchase or other commitment or any other agreement or arrangement, whether written or oral, which default or violation would have a Material Adverse Effect on Boatmen's, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default or violation. Except for the requisite approval of the Federal Reserve Board, the Oklahoma State Bank Department and the Kansas State Banking Board, no notice to, filing with, authorization by, or consent or approval of, any federal or state bank regulatory authority is necessary for the execution and delivery of this Agreement or consummation of the Merger by Boatmen's or Acquisition Sub.

     SECTION 3.03.  SUBSIDIARIES.  Each of The Boatmen's National
     ------------   ------------
Bank of St. Louis, Boatmen's First National Bank of Kansas City, Boatmen's Sunwest, Inc. and Boatmen's Arkansas, Inc. (collectively, "Boatmen's Significant Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted.

     SECTION 3.04.  FINANCIAL INFORMATION.  The consolidated
     ------------   ---------------------
balance sheets of Boatmen's and its subsidiaries as of December 31, 1993 and 1994 and related consolidated statements of income, changes in shareholders' equity and cash flows for the three (3) years ended December 31, 1994, together with the notes thereto, included in Boatmen's Form 10-K for the year ended December 31, 1994, as currently on file with the S.E.C., and the unaudited consolidated balance sheets of Boatmen's and its subsidiaries as of March 31, 1995 and June 30, 1995 and the related unaudited consolidated income statements and statements of changes in shareholders' equity and cash flows for the three (3) months and six (6) months, respectively, then ended included in Boatmen's Quarterly Reports on Form 10-Q for the quarters then ended, as currently on file with the S.E.C. (together, the "Boatmen's
Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of Boatmen's and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

     SECTION 3.05.  ABSENCE OF CHANGES.  Since December 31, 1994,
     ------------   ------------------
there has not been any change in the financial condition, the results of operations or the business of Boatmen's and its subsidiaries taken as a whole which would have a Material Adverse Effect on Boatmen's, except as disclosed by Boatmen's since December 31, 1994 in its periodic reports filed with the S.E.C. under the Exchange Act.

     SECTION 3.06.  LITIGATION.  There is no litigation, claim or
     ------------   ----------
other proceeding pending or, to the knowledge of Boatmen's, threatened, against Boatmen's or any of its subsidiaries, or of which the property of Boatmen's or any of its subsidiaries is or would be subject which would have a Material Adverse Effect on Boatmen's.

     SECTION 3.07.  REPORTS.  Boatmen's and each of Boatmen's
     ------------   -------
Significant Subsidiaries has filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the S.E.C.,
(ii) the Federal Reserve Board, (iii) the O.C.C., (iv) the F.D.I.C., (v) any applicable state securities or banking authorities having jurisdiction, (vi) Nasdaq, and (vii) any other Regulatory Agency with jurisdiction over Boatmen's or any of Boatmen's Significant Subsidiaries. As of their respective dates, each of such reports and documents, as amended, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed.

     SECTION 3.08.  COMPLIANCE WITH LAW.  Boatmen's and Boatmen's
     ------------   -------------------
Significant Subsidiaries have all material licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

     SECTION 3.09.  POOLING OF INTERESTS; TAX-FREE REORGANIZATION.
     ------------   ---------------------------------------------
As of the date of this Agreement, Boatmen's has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes or a tax-free reorganization within the meaning of Section 368(a) of the Code.

     SECTION 3.10.  TAX MATTERS.  Each of Boatmen's and its
     ------------   -----------
subsidiaries has filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Except as it may relate to a Tax or Tax liability that Boatmen's is in good faith contesting, neither Boatmen's nor its subsidiaries are (a) delinquent in the payment of any Taxes shown on such returns or reports or on any written assessments received by it for such Taxes, (b) subject to any agreement extending the period for assessment or collection of any Tax, or (c) a party to any action or proceeding with, nor has any claim been asserted or threatened against any of them by, any governmental authority for assessment or collection of Taxes. The United States Federal income tax returns of Boatmen's and its subsidiaries have been examined by the I.R.S. and any liability with respect thereto has been satisfied for all years to and including 1989, and either no material deficiencies were asserted as a result of such examination for which Boatmen's does not have adequate reserves or all such deficiencies have been satisfied.
The reserve for Taxes in the financial statements of Boatmen's for the year ended December 31, 1994, is adequate to cover all of the liabilities for Taxes of Boatmen's and its subsidiaries that may become payable in future years with respect to any transactions consummated prior to December 31, 1994.

     SECTION 3.11.  INTEREST RATE RISK MANAGEMENT INSTRUMENTS.  All
     ------------   -----------------------------------------
interest rate swaps, caps, floors, option agreements and other interest rate risk management agreements with third parties, whether entered into for the account of Boatmen's or its subsidiaries or for the account of a customer of Boatmen's or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Boatmen's or one of its subsidiaries enforceable in accordance with their terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion), and are in full force and effect. Boatmen's and each of its subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Boatmen's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     SECTION 3.12.  BROKERAGE.  Except for fees payable to
     ------------   ---------
Donaldson, Lufkin & Jenrette, there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by Boatmen's or its subsidiaries.

     SECTION 3.13.  NON-BANKING ACTIVITIES OF BOATMEN'S AND ITS
     ------------   -------------------------------------------
SUBSIDIARIES.  Neither Boatmen's nor any of its subsidiaries that
- ------------
is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the B.H.C.A. Without limiting the generality of the foregoing, any equity investment of Boatmen's and each of its subsidiaries that is not a bank, a bank operating subsidiary or a bank service corporation, is not prohibited by the B.H.C.A.

     SECTION 3.14.  STATE TAKEOVER LAWS.  The Board of Directors of
     ------------   -------------------
Boatmen's has approved the transactions contemplated by this Agreement such that the provisions of Section 351.459 of the General and Business Corporation Law of Missouri will not apply to this Agreement or any of the transactions contemplated hereby.

     SECTION 3.15.  FAIR LENDING; COMMUNITY REINVESTMENT ACT.  As
     ------------   ----------------------------------------
of the date hereof, with the exception of routine investigation of consumer complaints, neither Boatmen's nor any of its subsidiaries has been advised by any Regulatory Agency that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. As of the date hereof, each of Boatmen's depository institution subsidiaries as of the date hereof received a CRA rating of "1" or "2" in its most recent CRA examination.

     SECTION 3.16.  KNOWLEDGE AS TO CERTAIN CONDITIONS.  As of the
     ------------   ----------------------------------
date hereof, Boatmen's knows of no reason why the approvals, consents and waivers of governmental authorities referred to in
Section 6.01(d) hereof will not be obtained in a timely manner or why the accountant's letter referred to in Section 6.01(f) hereof cannot be obtained.

     SECTION 3.17.  REGULATORY ENFORCEMENT MATTERS.  Neither
     ------------   ------------------------------
Boatmen's nor any of its subsidiaries is subject or is party to, or has received any notice or advice that it may become subject or party to, any

Regulatory Agreement that materially impairs the ability of Boatmen's to obtain the regulatory approvals of the Merger.

     SECTION 3.18.  STATEMENTS TRUE AND CORRECT.  None of the
     ------------   ---------------------------
information supplied or to be supplied by Boatmen's or Acquisition Sub for inclusion in (i) the Registration Statement, (ii) the Joint Proxy Statement/Prospectus, and (iii) any other documents to be filed with the S.E.C., Nasdaq or any banking or other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective, and with respect to the Joint Proxy Statement/Prospectus, when first mailed to the shareholders of Boatmen's and Fourth and at the time of the Boatmen's Shareholders' Meeting and the Fourth Shareholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that Boatmen's is responsible for filing with the S.E.C., Nasdaq or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.


                             ARTICLE FOUR
                             ------------

                         AGREEMENTS OF FOURTH
                         --------------------

     SECTION 4.01.  BUSINESS IN ORDINARY COURSE.
     ------------   ---------------------------

     (a) Fourth shall not declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property, after the date of this Agreement, except that Fourth may declare and pay its regular quarterly dividend on the Fourth Common not to exceed $0.29 per share and its regular quarterly dividend on the Fourth Preferred at approximately the same times during each quarter which it has historically declared and paid such dividends; provided, however, that beginning in the fourth quarter of 1995 and for each quarter thereafter Fourth may declare and pay a conforming quarterly dividend on the Fourth Common not to exceed $0.37 per share and, in order to take into account the fact that Boatmen's quarterly dividend is paid one month later than Fourth's quarterly dividend, Fourth may pay an additional one time conforming dividend in a per share amount equal to $0.10; provided, further, that Fourth and Boatmen's shall cooperate with each other to coordinate the record and payment dates of their respective dividends for the quarter in which the Effective Time occurs such that the Fourth shareholders shall receive a quarterly dividend from either Fourth or Boatmen's but not from both during or with respect to such quarter.

     (b) Fourth shall, and shall cause each of its subsidiaries to, continue to carry on after the date hereof its respective business and the discharge or incurrence of obligations and liabilities, only in the usual, regular and ordinary course of business, and by way of amplification and not limitation, Fourth and each of its subsidiaries will not, without the prior written consent of Boatmen's (which shall not be unreasonably withheld):

           (i) issue any Fourth Common or other capital stock or any options, warrants, or other rights to subscribe for or purchase Fourth Common or any other capital stock or any securities convertible into or exchangeable for any capital stock of Fourth or any of its subsidiaries (except for the issuance of Fourth Common pursuant to the valid exercise of Fourth Stock Options, as defined in Section 5.04(a) hereof, which are outstanding on the date of this Agreement, or pursuant to the Fourth Option Agreement, or pursuant to the conversion of the Fourth Preferred pursuant to the terms thereof); or

          (ii) directly or indirectly redeem, purchase or otherwise acquire any Fourth Common or any other capital stock of Fourth or its subsidiaries; or

         (iii) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize; or

          (iv) change its certificate or articles of incorporation or association, as the case may be, or bylaws; or

           (v) grant any increase, other than ordinary and normal increases consistent with past practices, in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other Fourth Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees; or

          (vi) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others except in the ordinary course of business; or

         (vii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amounts in excess of $6 million or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $6 million (excluding for this purpose any accrued interest or overdrafts) (a "Pre-Approval Loan"), without the prior written consent of Boatmen's, acting through its Executive Vice President-Loan Administration or such other designee as Boatmen's may give notice of to Fourth; provided, however, that if Boatmen's should not consent in writing to a Pre-Approval Loan, neither Boatmen's nor its subsidiaries shall make or commit to make such Pre-Approval Loan; or

        (viii) purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than five (5) years or any asset-backed securities other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage
     Corporation; or

          (ix) enter into any agreement, contract or commitment out of the ordinary course of business other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

           (x) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

          (xi) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to Fourth or its subsidiaries or any claims which Fourth or its subsidiaries may possess or waive any material rights with respect thereto; or

         (xii) sell or otherwise dispose of any material real property or any material amount of any tangible or intangible personal property other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to Fourth and its subsidiaries; or

        (xiii) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that Fourth and its subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain any such waste materials or otherwise might be contaminated; or

         (xiv) commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a Material Adverse Effect on Fourth; or

          (xv) violate any law, statute, rule, governmental regulation, or order, which violation might have a Material
     Adverse Effect on Fourth; or

         (xvi) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $500,000; or

        (xvii) take any action which would adversely effect or delay the ability of either Boatmen's or Fourth to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Fourth Option Agreement.

     (c) Fourth and its subsidiaries shall not, without the prior written consent of Boatmen's, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Fourth contained in Article Two hereof, if such representations and warranties were given as of the date of such transaction or action.

     (d) Fourth shall promptly notify Boatmen's in writing of the occurrence of any matter or event known to and directly involving Fourth, which would not include any changes in conditions that affect the banking industry generally, that would constitute a Material Adverse Effect on Fourth.

     (e) Fourth shall not, on or before the earlier of the Closing Date or the date of termination of this Agreement, solicit or encourage, or, subject to the fiduciary duties of its directors as advised by counsel, hold discussions or negotiations with or provide any information to, any person in connection with, any proposal from any person for the acquisition of all or any substantial portion of the business, assets, shares of Fourth Common or other securities of Fourth and its subsidiaries. Fourth shall promptly (which for this purpose shall mean within twenty-four (24) hours) advise Boatmen's of its receipt of any such proposal or inquiry concerning any possible such proposal, the substance of such proposal or inquiry, and the identity of such person.

     SECTION 4.02.  BREACHES.  Fourth shall, in the event it has
     ------------   --------
knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Boatmen's and use its best efforts to prevent or promptly remedy the same.

     SECTION 4.03.  SUBMISSION TO SHAREHOLDERS.  Fourth shall cause
     ------------   --------------------------
to be duly called and held, on a date mutually selected by Boatmen's and Fourth, a special meeting of its shareholders (the "Fourth Shareholders' Meeting") for submission of this Agreement and the Merger for approval of such Fourth shareholders as required by the Corporate Law. In connection with the Fourth Shareholders' Meeting, (i) Fourth shall cooperate and assist Boatmen's in preparing and filing a Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") with the S.E.C. and Fourth shall mail it to its shareholders, (ii) Fourth shall furnish Boatmen's all information concerning itself that Boatmen's may reasonably request in connection with such Joint Proxy Statement/Prospectus, and
(iii) the Board of Directors of Fourth (subject to compliance with its fiduciary duties as advised by counsel) shall recommend to its shareholders the approval of this Agreement and the Merger contemplated hereby and use its best efforts to obtain such shareholder approval.

     SECTION 4.04.  CONSENTS TO CONTRACTS AND LEASES.  Fourth shall
     ------------   --------------------------------
use its best efforts to obtain all necessary consents with respect to all interests of Fourth and its subsidiaries in any material leases, licenses, contracts, instruments and rights which require the consent of another person for their transfer or assumption pursuant to the Merger, if any.

     SECTION 4.05.  CONSUMMATION OF AGREEMENT.  Fourth shall use
     ------------   -------------------------
its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger promptly in accordance with the terms and provisions hereof. Fourth shall furnish to Boatmen's in a timely manner all information, data and documents in the possession of Fourth requested by Boatmen's as may be required to obtain any necessary regulatory or other approvals of the Merger or to file with the S.E.C. a registration statement on Form S-4 (the "Registration Statement") relating to the shares of Boatmen's Common and Boatmen's Preferred to be issued to the shareholders of Fourth pursuant to the Merger and this Agreement and shall otherwise cooperate fully with Boatmen's to carry out the purpose and intent of this Agreement.

     SECTION 4.06.  ENVIRONMENTAL REPORTS.  Fourth shall provide to
     ------------   ---------------------
Boatmen's, as soon as reasonably practical, but not later than sixty (60) days after the date hereof, a report of a phase one environmental investigation on all real property owned, leased or operated by Fourth or its subsidiaries as of the date hereof (but excluding space in retail and similar establishments leased by Fourth for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within ten (10) days after the acquisition or lease of any real property acquired or leased by Fourth or its subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by Fourth for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property), except as otherwise provided in Section 4.01(b)(xiii) hereof. If required by the phase one investigation in Boatmen's reasonable opinion, Fourth shall provide to Boatmen's a report of a phase two investigation on properties requiring such additional study. Boatmen's shall have fifteen (15) business days from the receipt of any such phase two investigation report to notify Fourth of any dissatisfaction with the contents of such report. Should the cost of taking all remedial or other corrective actions and measures required by applicable law or reasonably likely to be required by applicable law, in the aggregate, exceed the sum of Twenty Million Dollars ($20,000,000) as reasonably estimated by an environmental expert retained for such purpose by Boatmen's and reasonably acceptable to Fourth, then Boatmen's shall have the right pursuant to
Section 7.03 hereof, for a period of fifteen (15) business days following receipt of such estimate, to terminate this Agreement, which shall be Boatmen's sole remedy in such event; provided, however, that for purposes of determining the cost of all remedial or other corrective actions and measures as provided in this sentence, there shall be excluded any such costs which arise from or are attributable to the contamination of the ground water underneath the banking facilities owned by Fourth in the downtown business district of Wichita, Kansas provided (i) such contamination originated from sources other than such Fourth owned property, and (ii) liability for the clean-up and remediation of such contamination continues to be undertaken by the City of Wichita, Kansas or another governmental entity.

     SECTION 4.07.  RESTRICTION ON RESALES.  Fourth shall use its
     ------------   ----------------------
best efforts to obtain and deliver to Boatmen's, at least thirty-one (31) days prior to the Closing Date, the signed agreement, in the form of Exhibit 4.07 hereto, of each person who may reasonably be deemed an "affiliate" of Fourth within the meaning of such term as used in Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), regarding (i) compliance with the provisions of such Rule 145, and (ii) compliance with the requirements of Accounting Principles Board Opinion No. 16 regarding the disposition of shares of Fourth Common, Fourth Preferred, Boatmen's Common or Boatmen's Preferred (or reduction of risk with respect thereto) until such time as financial results covering at least thirty (30) days of post-Merger combined operations have been published.

     SECTION 4.08.  SUBSIDIARY BANK MERGERS.  Upon the request of
     ------------   -----------------------
Boatmen's, Fourth shall cause one or more of the Subsidiary Banks to enter into one or more merger agreements with any wholly-owned banking subsidiary of Boatmen's, and take all other actions and cooperate with Boatmen's in causing such merger or mergers, as the case may be (the "Subsidiary Bank Mergers") to be effected. Such subsidiary bank merger agreement or agreements shall provide, in addition to customary terms for the combination of subsidiary bank operations in transactions such as this: (i) for consummation of any such merger on a date on or after the Closing Date, as may be selected by Boatmen's, and (ii) that the obligations of the Subsidiary Bank thereunder are conditioned on the prior or simultaneous consummation of the Merger pursuant to this Agreement. The Merger shall not be conditioned upon the consummation of the Subsidiary Bank Mergers.

     SECTION 4.09.  ACCESS TO INFORMATION.  Fourth shall permit
     ------------   ---------------------
Boatmen's reasonable access in a manner which will avoid undue disruption or interference with Fourth's normal operations to its properties and shall disclose and make available to Boatmen's, unless prohibited by applicable law, all books, documents, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files (but only to the extent that such review would not result in a material waiver of the attorney-client or attorney work product privileges under the rules of evidence), plans affecting employees, and any other business activities or prospects in which Boatmen's may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Fourth shall deliver to Boatmen's within twenty (20) business days after the date hereof a true, accurate and complete copy of each written plan or program disclosed in Section 2.14(c) of the Disclosure Schedule and, with respect to each such plan or program, all (i) amendments or supplements thereto, (ii) summary plan descriptions, (iii) lists of all current participants and all participants with benefit entitlements, (iv) contracts relating to plan documents, (v) actuarial valuations for any defined benefit plan, (vi) valuations for any plan as of the most recent date,
(vii) determination letters from the I.R.S., (viii) the most recent annual report filed with the I.R.S., (ix) registration statements on Form S-8 and prospectuses, and (x) trust agreements. Boatmen's will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.01 hereof.


                             ARTICLE FIVE
                             ------------

              AGREEMENTS OF BOATMEN'S AND ACQUISITION SUB
              -------------------------------------------

     SECTION 5.01.  REGULATORY APPROVALS AND REGISTRATION
     ------------   -------------------------------------
STATEMENT; SUBMISSION TO SHAREHOLDERS.
- -------------------------------------

     (a) Boatmen's shall promptly file all regulatory applications required in order to consummate the Merger, including but not limited to the necessary applications for the prior approval of the Federal Reserve Board, the Oklahoma State Bank Department and the Kansas State Banking Board. Boatmen's shall provide Fourth a complete copy of such applications and any other submissions in the form in which Boatmen's intends to submit such applications and submissions for its review and comment prior to the filing thereof with the appropriate Regulatory Agency. Boatmen's shall keep Fourth reasonably informed as to the status of such applications and make available to Fourth copies of such applications and any supplementally filed materials.

     (b) Boatmen's shall promptly file with the S.E.C. the Registration Statement relating to the shares of Boatmen's Common and Boatmen's Preferred to be issued to the shareholders of Fourth pursuant to this Agreement, and shall use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the shareholders of Boatmen's and Fourth, at the time of the Boatmen's Shareholders' Meeting and the Fourth Shareholders' Meeting and at the Effective Time, the Joint Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading. Boatmen's shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis. Boatmen's shall promptly and properly prepare and file (i) any application required to list on Nasdaq the shares of Boatmen's Common and Boatmen's Preferred to be issued pursuant to the Merger, and (ii) any filings required under the Exchange Act relating to the Merger and the transactions contemplated herein.

     (c) Boatmen's shall cause to be duly called and held, on a date mutually selected by Boatmen's and Fourth, a special meeting of its shareholders (the "Boatmen's Shareholders' Meeting") for submission of the transactions contemplated by this Agreement for approval of such Boatmen's shareholders. In connection with the Boatmen's Shareholders' Meeting, (i) Boatmen's shall prepare and file the Joint

Proxy Statement/Prospectus with the S.E.C. and mail it to its shareholders, and (ii) the Board of Directors of Boatmen's shall (subject to compliance with its fiduciary duties as advised by counsel) recommend to its shareholders the approval of this Agreement and the Merger contemplated hereby and use its best efforts to obtain such shareholder approval.

     SECTION 5.02.  BREACHES.  Boatmen's shall, in the event it has
     ------------   --------
knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Fourth and use its best efforts to prevent or promptly remedy the same.

     SECTION 5.03.  CONSUMMATION OF AGREEMENT.  Boatmen's and
     ------------   -------------------------
Acquisition Sub shall use their respective best efforts to perform and fulfill all conditions and obligations on their part to be performed or fulfilled under this Agreement and to effect the Merger promptly in accordance with the terms and conditions of this Agreement.

     SECTION 5.04.  STOCK OPTIONS.
     ------------   -------------

     (a) At the Effective Time, each outstanding option to purchase shares of Fourth Common (a "Fourth Stock Option") issued pursuant to the Amended and Restated Fourth Financial Corporation 1981 Stock Incentive Plan, the Amended and Restated Fourth Financial Corporation 1986 Stock Incentive Plan, the Fourth Financial Corporation 1993 Incentive Stock Option Plan, and the Fourth Financial Corporation Non-Employee Directors Stock Option Plan (together, the "Stock Option Plans") whether or not exercisable or vested, shall be assumed by Boatmen's as hereinafter provided.
Each Fourth Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Fourth Stock Option, the same number of full shares of Boatmen's Common as the holder of such Fourth Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for Fourth Common otherwise purchasable pursuant to such Fourth Stock Option divided by (z) the number of full shares of Boatmen's Common deemed purchasable pursuant to such Fourth
Stock Option. In no event shall Boatmen's be required to issue fractional shares of Boatmen's Common.

     (b) As soon as practicable after the Effective Time, Boatmen's shall deliver to each holder of Fourth Stock Options appropriate notices setting forth such holders' rights pursuant to the Stock Option Plans, and the agreements evidencing the grants of such Fourth Stock Options shall continue in effect on the same terms and conditions (subject to the conversion required by this Section 5.04 after giving effect to the Merger and the assumption by Boatmen's as set forth above). To the extent necessary to effectuate the provisions of this Section 5.04, Boatmen's may deliver new or amended agreements reflecting the terms of each Fourth Stock Option assumed by Boatmen's and amend the Stock Option Plans to reflect the terms hereof.

     (c) As soon as practicable after the Effective Time, Boatmen's shall file with the S.E.C. a registration statement on an appropriate form with respect to the shares of Boatmen's Common subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses with respect thereto) for so long as such options remain outstanding.

     (d) The adjustment provided in this Section 5.04 with respect to any Fourth Stock Options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

     SECTION 5.05.  DIRECTORS AND OFFICERS' LIABILITY INSURANCE AND
     ------------   -----------------------------------------------
INDEMNIFICATION.
- ---------------

     (a) Following the Effective Time, Boatmen's will provide the directors and officers of Fourth and its subsidiaries with the same directors' and officers' liability insurance coverage that Boatmen's provides to directors and officers of its other banking subsidiaries generally, and, in addition, for a period of five (5) years will use its best efforts to continue Fourth's directors' and officers' liability insurance coverage with respect to actions occurring prior to the Effective Time to the extent that such coverage is obtainable for an aggregate premium not to exceed 200% of the annual premium presently being paid by Fourth. If the premium of such insurance would exceed such maximum amount, Boatmen's shall use its best efforts to procure such level of insurance having the coverage described above as can be obtained for a premium equal to such maximum amount.

     (b) For ten (10) years after the Effective Time, Boatmen's shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Fourth and its subsidiaries (each, an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement and the Fourth Option Agreement) to the full extent then permitted under the Corporate Law and by Fourth's Articles of Incorporation as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit.

     (c) If after the Effective Time Boatmen's or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or
(ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Boatmen's shall assume any remaining obligations set forth in this Section 5.05.

     SECTION 5.06.  EMPLOYEE BENEFITS.  Boatmen's shall, with
     ------------   -----------------
respect to each employee of Fourth or its subsidiaries at the Closing Date who continues in employment with Fourth, Boatmen's or any of their respective subsidiaries (each a "Continued Employee"), provide the benefits described in this Section 5.06. Subject to the right of subsequent amendment, modification or termination in Boatmen's sole discretion, each Continued Employee shall be entitled, as a new employee of a subsidiary of Boatmen's, to participate in such employee benefit plans, as defined in
Section 3(3) of ERISA, or any non-qualified employee benefit plans or deferred compensation, stock option, bonus or incentive plans, or other employee benefit or fringe benefit programs that may be in effect generally for employees of all of Boatmen's subsidiaries
(the "Boatmen's Employee Plans"), if and as a Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof and otherwise shall not be participating in a similar plan maintained by Fourth after the Closing Date. Fourth employees will be eligible to participate on the same basis as similarly situated employees of other Boatmen's subsidiaries. All such participation shall be subject to such terms of such plans as may be in effect from time to time and this
Section 5.06 is not intended to give Continued Employees any rights or privileges superior to those of other employees of Boatmen's subsidiaries. Boatmen's may terminate or modify all Fourth
Employee Plans except insofar as benefits thereunder shall have vested on the Closing Date and cannot be modified and Boatmen's obligation under this Section 5.06 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, Boatmen's shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any Boatmen's Employee Plans in which Continued Employees may participate, credit each Continued Employee with his or her term of service with Fourth and its subsidiaries.

     SECTION 5.07.  BOARD COMPOSITION.  Boatmen's Board of
     ------------   -----------------
Directors shall take all requisite action to elect two (2) persons as directors of Boatmen's effective as of the first meeting of Boatmen's Board of Directors after the Effective Time, which persons shall be selected by Fourth subject to approval by Boatmen's.

     SECTION 5.08.  OTHER AGREEMENTS.  After the date hereof, (i)
     ------------   ----------------
neither Boatmen's nor any of its subsidiaries shall enter into any agreement to acquire or merge with another company which results in the Federal Reserve Board disapproving or materially delaying approval of the Merger, (ii) Boatmen's shall not, without the prior written consent of Fourth, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Boatmen's contained in Article Three hereof, if such representations and warranties were given as of the date of such transaction or action, (iii) Boatmen's shall promptly notify Fourth in writing of the occurrence of any matter or event known to and directly involving Boatmen's, which would not include any changes in conditions that affect the banking industry generally, that would constitute a Material Adverse Effect on Boatmen's, (iv) Boatmen's shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Fourth and use its best efforts to prevent or promptly remedy the same, and (v) Boatmen's shall not declare or pay any extraordinary or special dividend on the Boatmen's Common.

     SECTION 5.09.  ACCESS TO INFORMATION.  Boatmen's shall permit
     ------------   ---------------------
Fourth reasonable access in a manner which will avoid undue disruption or interference with Boatmen's normal operations to its properties and shall disclose and make available to Fourth, unless prohibited by applicable law, all books, documents, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files (but only to the extent that such review would not result in a material waiver of the attorney-client or attorney work product privileges under the rules of evidence), plans affecting employees, and any other business activities or prospects in which Fourth may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Fourth will hold any such information which is nonpublic in confidence in accordance with the provisions of
Section 8.01 hereof.

                              ARTICLE SIX
                              -----------

                  CONDITIONS PRECEDENT TO THE MERGER
                  ----------------------------------

     SECTION 6.01.  CONDITIONS TO BOATMEN'S OBLIGATIONS.  Boatmen's
     ------------   -----------------------------------
and Acquisition Sub's obligations to effect the Merger shall be subject to the satisfaction (or waiver by Boatmen's) prior to or on the Closing Date of the following conditions:

     (a) The representations and warranties made by Fourth in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any such representations and warranties made as of a specified date which shall be true and correct as of such date); provided, however, that (i) in determining whether or not the condition contained in this Section 6.01(a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect, and
(ii) the condition contained in this Section 6.01(a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct shall constitute, individually or in the aggregate, a Material Adverse Effect on Fourth;

     (b) Fourth shall have performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement;

     (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

     (d) All necessary regulatory approvals, consents, authorizations and other approvals, including the requisite approval of this Agreement and the Merger by the shareholders of Boatmen's and Fourth, required by law for consummation of the Merger shall have been obtained and all waiting periods required by law shall have expired; provided, however, that the condition contained in this Section 6.01(d) shall be deemed to be satisfied notwithstanding the failure of Fourth to receive any third-party non-Regulatory Agency consents provided (i) Fourth used its reasonable efforts to obtain such consents, and (ii) the failure to obtain such consents shall not constitute, individually or in the aggregate, a Material Adverse Effect on Fourth;

     (e) Boatmen's shall have received all documents required to be received from Fourth on or prior to the Closing Date as set forth in Section 1.11 hereof, all in form and substance reasonably satisfactory to Boatmen's;

     (f) Boatmen's shall have received an opinion letter, dated as of the Closing Date, from Ernst & Young, L.L.P., its independent public accountants, to the effect that the Merger will qualify for pooling of interests accounting treatment under Accounting
Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement;

     (g) The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the S.E.C.; and

     (h) Boatmen's shall have received an opinion of its counsel, Lewis, Rice & Fingersh, L.C., to the effect that if the Merger is consummated in accordance with the terms set forth in this Agreement (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by the holders of shares of Fourth Common or Fourth Preferred upon receipt of Merger Consideration (except for cash received in lieu of fractional shares), (iii) the basis of shares of Boatmen's Common and Boatmen's Preferred received by the shareholders of Fourth will be the same as the basis of shares of Fourth Common or Fourth Preferred, as the case may be, exchanged therefor, and (iv) the holding period of the shares of Boatmen's Common and Boatmen's Preferred received by such shareholders will include the holding period of the shares of Fourth Common or Fourth Preferred, as the case may be, exchanged therefor, provided such shares were held as capital assets as of the Effective Time.

     SECTION 6.02.  CONDITIONS TO FOURTH'S OBLIGATIONS.  Fourth's
     ------------   ----------------------------------
obligation to effect the Merger shall be subject to the satisfaction (or waiver by Fourth) prior to or on the Closing Date of the following conditions:

     (a) The representations and warranties made by Boatmen's and Acquisition Sub in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date (except for any such representations and warranties made as of a specified date which shall be true and correct as of such date); provided, however, that with the exception of the representation and warranty set forth in Section 3.01(d) hereof, which shall be true and correct in all respects on and as of the Closing Date, (i) in determining whether or not the condition contained in this Section 6.02(a) shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect, and
(ii) the condition contained in this Section 6.02(a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct shall constitute, individually or in the aggregate, a Material Adverse Effect on Boatmen's;

     (b) Boatmen's and Acquisition Sub shall have performed and complied in all material respects with all of their obligations and agreements hereunder required to be performed on or prior to the Closing Date under this Agreement;

     (c) No Injunction preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

     (d) All necessary regulatory approvals, consents, authorizations and other approvals, including the requisite approval of this Agreement and the Merger by the shareholders of Boatmen's and Fourth, required by law for consummation of the Merger shall have been obtained and all waiting periods required by law shall have expired; provided, however, that the condition contained in this
Section 6.02(d) shall be deemed to be satisfied notwithstanding the failure of Boatmen's to receive any third-party non-

Regulatory Agency consents provided (i) Boatmen's used its reasonable efforts to obtain such consents, and (ii) the failure to obtain such consents shall not constitute, individually or in the aggregate, a Material Adverse Effect on Boatmen's;

     (e) Fourth shall have received all documents required to be received from Boatmen's on or prior to the Closing Date as set forth in Section 1.11 hereof, all in form and substance reasonably satisfactory to Fourth;

     (f) The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the S.E.C.;

     (g) Fourth shall have received an opinion letter, dated as of the Closing Date, from Ernst & Young, L.L.P., independent public accountants for Boatmen's, to the effect that the Merger will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement;

     (h) Fourth shall have received an opinion of its counsel, Sullivan & Cromwell, to the effect that if the Merger is consummated in accordance with the terms set forth in this Agreement (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by the holders of shares of Fourth Common or Fourth Preferred upon receipt of Merger Consideration (except for cash received in lieu of fractional shares), (iii) the basis of shares of Boatmen's Common and Boatmen's Preferred received by the shareholders of Fourth will be the same as the basis of shares of Fourth Common or Fourth Preferred, as the case may be, exchanged therefor, and (iv) the holding period of the shares of Boatmen's Common and Boatmen's Preferred received by such shareholders will include the holding period of the shares of Fourth Common or Fourth Preferred, as the case may be, exchanged therefor, provided such shares were held as capital assets as of the Effective Time; and

     (i) No "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in Boatmen's Rights Agreement) shall have occurred under the Rights Agreement prior to the Effective Time.


                             ARTICLE SEVEN
                             -------------

                      TERMINATION OR ABANDONMENT
                      --------------------------

     SECTION 7.01.  MUTUAL AGREEMENT.  This Agreement may be
     ------------   ----------------
terminated by the mutual written agreement of Boatmen's and Fourth at any time prior to the Closing Date, regardless of whether approval of this Agreement and the Merger by the shareholders of Fourth shall have been previously obtained.

     SECTION 7.02.  BREACH OF AGREEMENTS.  In the event that there
     ------------   --------------------
is a material breach in any of the representations and warranties or agreements of Boatmen's or Fourth, which breach would entitle the non-breaching party to not consummate the Merger and which breach is not cured within thirty (30) days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party, regardless of whether shareholder approval of this Agreement and the Merger shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

     SECTION 7.03.  ENVIRONMENTAL REPORTS.  Boatmen's may terminate
     ------------   ---------------------
this Agreement to the extent provided by Section 4.06 hereof by giving written notice thereof to Fourth.

     SECTION 7.04.  FAILURE OF CONDITIONS.  In the event any of the
     ------------   ---------------------
conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 hereof has lapsed, then such party may, regardless of whether approval of this Agreement and the Merger by the shareholders of Boatmen's or Fourth shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

     SECTION 7.05.  REGULATORY APPROVAL DENIAL.  If any regulatory
     ------------   --------------------------
application filed pursuant to Section 5.01(a) hereof should be finally denied or disapproved by the respective regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled.

     SECTION 7.06.  SHAREHOLDER APPROVAL DENIAL.  If this Agreement
     ------------   ---------------------------
or the relevant transactions contemplated hereby are not approved by the requisite vote of the shareholders of Fourth at the Fourth Shareholders' Meeting or the shareholders of Boatmen's at the Boatmen's Shareholders' Meeting, then either party may terminate this Agreement.

     SECTION 7.07.  REGULATORY ENFORCEMENT MATTERS.  In the event
     ------------   ------------------------------
that Fourth or any of its subsidiaries shall become a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any Regulatory Agency, which would have a Material Adverse Effect on Fourth after the date of this Agreement, then Boatmen's may terminate this Agreement. In the event that Boatmen's or any of its subsidiaries shall become a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any Regulatory Agency, which would have a Material Adverse Effect on Boatmen's after the date of this Agreement, then Fourth may terminate this Agreement.

     SECTION 7.08.  TERMINATION DATE.  If the Closing Date does not
     ------------   ----------------
occur on or prior to the first anniversary of the date of this Agreement, then this Agreement may be terminated by either party by giving written notice thereof to the other.

     SECTION 7.09.  DUE DILIGENCE REVIEW.  In accordance with
     ------------   --------------------
Section 4.09 hereof, Fourth shall provide Boatmen's full and complete access to its books, records and staff and those of its subsidiaries to facilitate Boatmen's due diligence review of the asset quality of Fourth and its subsidiaries. On or before September 25, 1995, Boatmen's may terminate this Agreement by giving written notice thereof to Fourth if: (i) Fourth's allowance for credit losses is inadequate by more than $50,000,000 based upon loan grading and reserve methodologies utilized by the O.C.C., or
(ii) Fourth's credit administration practices vary materially from accepted industry standards such that they are either inadequate to reasonably achieve their intended function or to permit a reasonably accurate assessment of the level of risk inherent in Fourth's credit portfolio.

     SECTION 7.10.  FOURTH OPTION AGREEMENT.  Boatmen's may
     ------------   -----------------------
terminate this Agreement if the Fourth Option Agreement shall not have been executed and delivered by Fourth on the day following the execution of this Agreement.


                             ARTICLE EIGHT
                             -------------

                                GENERAL
                                -------

     SECTION 8.01.  CONFIDENTIAL INFORMATION.  The parties
     ------------   ------------------------
acknowledge the confidential and proprietary nature of the "Information" (as herein described) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

     SECTION 8.02.  PUBLICITY.  Boatmen's and Fourth shall
     ------------   ---------
cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the Merger and shall not issue any news release or make any other public disclosure without the prior consent of the other party, unless it reasonably believes such is required by law upon the advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which such latter event the parties shall give reasonable notice, and to the extent practicable, consult with each other regarding such responsive public disclosure.

     SECTION 8.03.  RETURN OF DOCUMENTS.  Upon termination of this
     ------------   -------------------
Agreement without the Merger becoming effective, each party, to the extent permitted by applicable law, (i) shall deliver to the other originals and all copies of all Information made available to such party, (ii) will not retain any copies, extracts or other reproductions in whole or in part of such Information, and
(iii) will destroy all memoranda, notes and other writings prepared by any party based on the Information.

     SECTION 8.04.  NOTICES.  Any notice or other communication
     ------------   -------
shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

     (a)  if to Boatmen's or Acquisition Sub:

                Boatmen's Bancshares, Inc.
                One Boatmen's Plaza
                800 Market Street
                St. Louis, Missouri  63102
                Attention:  Mr. Gregory L. Curl
                Facsimile:  314/466-5645

          with a copy to:

                Lewis, Rice & Fingersh, L.C.
                500 North Broadway, Suite 2000
                St. Louis, Missouri  63102
                Attention:  Thomas C. Erb, Esq.
                Facsimile:  314/241-6056

and

     (b)  if to Fourth:

                Fourth Financial Corporation
                100 North Broadway
                Wichita, Kansas  67202
                Attention:  Mr. Darrell G. Knudson
                Facsimile:  316/261-4595

          with a copy to:

                Foulston & Siefkin L.L.P.
                700 Fourth Financial Center
                Broadway at Douglas
                Wichita, Kansas  67202
                Attention:  Benjamin C. Langel, Esq.
                Facsimile:  316/267-6345

                - and -

                Sullivan & Cromwell
                125 Broad Street
                New York, New York  10004
                Attention:  H. Rodgin Cohen, Esq.
                Facsimile:  212/558-3588

or to such other address as any party may from time to time designate by notice to the others.

     SECTION 8.05.  LIABILITIES.  In the event that this Agreement
     ------------   -----------
is terminated pursuant to the provisions of Article Seven hereof, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise; provided, however, that, notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 7.02 hereof on account of a willful breach of any of the representations and warranties set forth herein or any breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover appropriate damages from the breaching party.

     SECTION 8.06.  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND
     ------------   ----------------------------------------------
AGREEMENTS.  Except for, and as provided in, this Section 8.06, no
- ----------
representation, warranty or agreement contained in this Agreement shall survive the Effective Time or the earlier termination of this Agreement; provided, however, that no such representation, warranty or covenant shall be deemed to be terminated or extinguished so as to deprive Boatmen's, Acquisition Sub or Fourth (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Boatmen's or Fourth, the aforesaid representations, warranties and covenants being material inducements to the consummation by Boatmen's, Acquisition Sub and Fourth of the transactions contemplated herein. The agreements set forth in Article One, and Sections 5.04, 5.05, 5.06 and 5.07 hereof shall survive the Effective Time and the agreements set forth in Sections 8.01, 8.02, 8.03, 8.05 and 8.06 hereof shall survive the Effective Time or the earlier termination of this Agreement.

     SECTION 8.07.  ENTIRE AGREEMENT.  This Agreement and the
     ------------   ----------------
Fourth Option Agreement constitute the entire agreement between the parties and supersede and cancel any and all prior discussions, negotiations, undertakings, agreements in principle or other agreements between the parties relating to the subject matter hereof.

     SECTION 8.08.  HEADINGS AND CAPTIONS.  The captions of
     ------------   ---------------------
Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     SECTION 8.09.  WAIVER, AMENDMENT OR MODIFICATION.  The
     ------------   ---------------------------------
conditions of this Agreement which may be waived may only be waived by notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may be amended or modified by the parties hereto, at any time before or after shareholder approval of the Agreement; provided, however, that after any such approval no such amendment or modification shall alter the amount or change the form of the Merger Consideration contemplated by this Agreement to be received by shareholders of Fourth. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

     SECTION 8.10.  RULES OF CONSTRUCTION.  Unless the context
     ------------   ---------------------
otherwise requires:  (i) a term has the meaning assigned to it,
(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles, (iii) "or" is not exclusive, and (iv) words in the singular may include the plural and in the plural include the singular.

     SECTION 8.11.  COUNTERPARTS.  This Agreement may be executed
     ------------   ------------
in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

     SECTION 8.12.  SUCCESSORS AND ASSIGNS.  This Agreement shall
     ------------   ----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There shall be no third party beneficiaries hereof except with respect to Sections 5.04 and
5.05 hereof.

     SECTION 8.13.  SEVERABILITY.  In the event that any provisions
     ------------   ------------
of this Agreement or any portion thereof shall be finally determined to be unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement, and every other provision, and any portion of a provision, that is not invalidated by such determination, shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the State whose laws are deemed to govern enforceability. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

     SECTION 8.14.  GOVERNING LAW; ASSIGNMENT.  This Agreement
     ------------   -------------------------
shall be governed by the laws of the State of Missouri, except to the extent that the Corporate Law must govern the Merger procedures, and applicable federal laws and regulations. This Agreement may not be assigned by either of the parties hereto.

     SECTION 8.15.  DEFINITION OF MATERIAL ADVERSE EFFECT.  As used
     ------------   -------------------------------------
in this Agreement, the term "Material Adverse Effect," with respect to either Boatmen's or Fourth, means any condition, event, change or occurrence that has or will have a material adverse effect upon
(A) the financial condition, business or results of operations of Boatmen's or Fourth and their respective subsidiaries taken as a whole (other than as a result of changes in federal laws or regulations and other than changes in accounting rules of general applicability), or (B) the ability of Boatmen's or Fourth to perform its respective obligations under, and to consummate the transactions contemplated by, this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                              FOURTH FINANCIAL CORPORATION


                              By -----------------------------------------
                                   Darrell G. Knudson
                                   Chairman and Chief Executive Officer



                              BOATMEN'S BANCSHARES, INC.



                              By -----------------------------------------
                                   Gregory L. Curl
                                   Vice Chairman

                              ACQUISITION SUB, INC.



                              By -----------------------------------------
                                   Gregory L. Curl
                                   President

                                                           EXHIBIT 4.07
                                                           ------------

                      -------------------, 199--


- ------------------------
- ------------------------
- ------------------------
- ------------------------
Attention:     ------------------
               ------------------

     Re: Agreement and Plan of Merger, dated August 25, 1995 (the "Merger Agreement"), by and among Fourth Financial Corporation ("Fourth"), Boatmen's Bancshares, Inc. ("Boatmen's"), and Acquisition Sub, Inc. ("Acquisition Sub")

Gentlemen:

     I have been advised that I may be deemed to be an affiliate of Fourth, as that term is defined for purposes of paragraphs (c) and
(d) of Rule 145 ("Rule 145") of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     Pursuant to the terms and conditions of the Merger Agreement, each share of common stock of Fourth owned by me as of the effective time of the merger contemplated by the Merger Agreement (the "Merger") may be converted into the right to receive shares of common stock of Boatmen's and cash in lieu of any fractional share and each share of preferred stock of Fourth owned by me as of the effective time of the Merger may be converted into the right to receive preferred stock of Boatmen's. As used in this letter, the shares of common stock and preferred stock of Fourth owned by me as of ------------------------- (the date 30 days prior to the anticipated effective time of the Merger) are referred to as the "Pre-Merger Shares" and the shares of common stock and preferred stock of Boatmen's which may be received by me in the Merger in exchange for my Pre-Merger Shares are referred to as the "Post-Merger Shares." This letter is delivered to Boatmen's pursuant to
Section 4.07 of the Merger Agreement.

     A.   I represent and warrant to Boatmen's and agree that:

          1. I shall not make any sale, transfer or other disposition of the Post-Merger Shares I receive pursuant to the Merger in violation of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

          2. I understand that the issuance of the Post-Merger Shares to me pursuant to the Merger will be registered with the Commission under the Securities Act. I also understand that, because I may be deemed an "affiliate" of Fourth and because any distributions by me of the Post-Merger Shares will not be registered under the Securities Act, such Post-Merger Shares must be held by me unless (i) the sale, transfer or other distribution has been registered under the Securities Act, (ii) the sale, transfer or other distribution of such Post-Merger Shares is made in

                                    Ex.-4.07-1

- ------------------------
- ---------------------, 19--
Page 2

     accordance with the provisions of Rule 145, or (iii) in the opinion of counsel acceptable to Boatmen's some other exemption from registration under the Securities Act is available with respect to any such proposed distribution, sale, transfer or other disposition of such Post-Merger Shares.

          3. In no event will I sell the Pre-Merger Shares or the Post-Merger Shares, as the case may be, or otherwise transfer or reduce my risk relative to the Pre-Merger Shares or Post-Merger Shares, as the case may be, during the period beginning 30 days prior to the date on which the Merger is consummated and ending on the date that Boatmen's has published financial results covering at least 30 days of the combined operations of Boatmen's and Fourth.

     B.   I understand and agree that:

          1. Stop transfer instructions will be issued with respect to the Post-Merger Shares and there will be placed on the certificates representing such Post-Merger Shares, or any certificate delivered in substitution therefor, a legend stating in substance:

          "The shares represented by this Certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement dated -----------------, 1994, by the registered holder in favor of Boatmen's Bancshares, Inc., a copy of which agreement is on file at the principal offices of Boatmen's Bancshares, Inc."

          2. Unless the transfer by me of Post-Merger Shares is a sale made in compliance with the provisions of Rule 145(d) or made pursuant to an effective registration statement under the Securities Act, Boatmen's reserves the right to place the following legend on the certificates issued to my transferee:

          "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless the shares have been registered under the Securities Act of 1933, as amended, or an exemption from registration is available."

     I understand and agree that the legends set forth in paragraphs 1 and 2 above shall be removed by delivery of substitute certificates without any legend if I deliver to Boatmen's a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance satisfactory to Boatmen's, to the effect that no such legend is required for the purpose of the Securities Act.

                                    Ex.-4.07-2

- ------------------------
- ---------------------, 19--
Page 3


     I have carefully read this letter and the Merger Agreement and understand the requirements of each and the limitations imposed upon the distribution, sale, transfer or other disposition of Pre-Merger Shares or Post-Merger Shares by me.

                                             Very truly yours,





                                    Ex.-4.07-3